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                                                                    EXHIBIT 23.3

[LETTERHEAD OF WILLIAMSON PETROLEUM CONSULTANTS, INC. APPEARS HERE]




                CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS


        Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the incorporation by reference of our reports entitled (1) "Evaluation of Oil and Gas Reserves to the Interests of Titan Exploration, Inc., Effective December 31, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8469" dated March 4, 1997, (2) "Evaluation of Oil and Gas Reserves to the Interests of Titan Exploration, Inc. in Certain Properties, Effective December 31, 1997, for Disclosure to the Securities and Exchange Commission, Williamson Project 7.8530" dated March 12, 1998, and (3) "Evaluation of Oil and Gas Reserves to the Interests of Titan Exploration, Inc. in Certain Properties, Effective December 31, 1998, for Disclosure to the Securities and Exchange Commission, Williamson Project 8.8614" dated January 19, 1999, with respect to Titan Exploration, Inc. and to all references to our firm included in or made a part of the Titan Exploration, Inc. Registration Statement on Form S-3 to be filed on or about June 4, 1999.



                                      /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

                                          WILLIAMSON PETROLEUM CONSULTANTS, INC.


Houston, Texas
June 4, 1999